CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us under “Financial Highlights” in the Prospectus dated July 28, 2010 as revised August 10, 2010 of Invesco Global Dividend Growth Securities Fund, which is incorporated by reference into the Joint Proxy Statement/Prospectus included in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170762) of AIM Funds Group (Invesco Funds Group).
We also consent to the incorporation by reference in the Statement of Additional Information included in the Amendment of our report dated May 26, 2010, relating to the financial statements and financial highlights of the Morgan Stanley Global Dividend Growth Securities for the year ended March 31, 2010.
We also consent to the incorporation by reference of such report in the Statement of Additional Information dated December 22, 2010, for AIM Investment Funds (Invesco Investment Funds), which is incorporated by reference into the Statement of Additional Information included in the Amendment.
/s/ Deloitte & Touche LLP
New York, New York
December 29, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to us as “the auditor of the predecessor fund” under the caption “Financial Highlights” in the Prospectus dated October 29, 2010 of the Invesco Van Kampen Global Equity Allocation Fund and Invesco Van Kampen Global Franchise Fund (the “Funds”), which are incorporated by reference into the Proxy Statement/Prospectus included in this Post-Effective Amendment No.1 to the Registration Statement on Form N-14 (File No. 333-170762) (the “Registration Statement”) of the AIM Funds Group (Invesco Funds Group) (the “Registrant”).
We also consent to the incorporation by reference in this Registration Statement on N-14 of our reports dated August 21, 2009, relating to the statements of changes in net assets and financial highlights of the Van Kampen Global Equity Allocation Fund and the Van Kampen Global Franchise Fund for the year ended June 30, 2009. Such reports are referenced in the audited financial statements dated June 30, 2010 of the Invesco Van Kampen Global Equity Allocation Fund and the Invesco Van Kampen Global Franchise Fund, which are incorporated by reference in the statement of additional information included in the Registration Statement and in the Statement of Additional Information dated December 22, 2010 of the AIM Investment Funds (Invesco Investment Funds), which in turn is incorporated by reference into the statement of additional information included in the Registration Statement.
We also consent to the reference to us as the “predecessor fund’s auditor” under the caption “Other Service Providers” in the Statement of Additional Information dated December 22, 2010 of the AIM Investment Funds (Invesco Investment Funds) which is incorporated by reference into the statement of additional information included in the Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
December 29, 2010